UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 19, 2012
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CHINA BIOLOGIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-34566	75-2308816
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18th Floor, Jialong International Building
19 Chaoyang Park Road
Chaoyang District, Beijing 100125
People’s Republic of China
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: 86-10-6698-3166

(Former name or address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On November 19, 2012, the Board of Directors (the “Board”) of China Biologic Products, Inc. (the “Company”) authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of the common stock, par value $0.0001 per share (the “Common Shares”), of the Company to stockholders of record at the close of business on November 30, 2012 (the “Record Date”). The complete terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated as of November 20, 2012, between the Company and Securities Transfer Corporation, as rights agent.

The Board adopted the Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group that acquires 10% or more of the Common Shares without the approval of the Board after November 19, 2012. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the Board. However, neither the Rights Agreement nor the Rights should interfere with any merger, tender or exchange offer or other business combination approved by the Board.

Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of the Series A Participating Preferred Stock, par value $0.0001 per share (the “Preferred Shares”), of the Company at an exercise price of $60.00 per one one-thousandth of a Preferred Share, subject to adjustment (the “Exercise Price”). However, the Rights are not immediately exercisable and will become exercisable only upon the occurrence of certain events. In particular, after November 19, 2012:

  if a person or group acquires 10% or more of the Company’s Common Shares (including through derivatives), then the Rights will become exercisable and each Right will entitle its holder (except the acquiring person or group) to purchase, at the Exercise Price, a number of the Company’s Common Shares having a then-current market value of twice the Exercise Price;

  if after a person or group acquires 10% or more of the Company’s Common Shares, the Company merges into another company, an acquiring entity merges into the Company or the Company sells or transfers more than 50% of its assets, cash flow or earning power, then each Right will entitle its holder (except the acquiring person or group) to purchase, for the Exercise Price, a number of shares of common stock of the person engaging in the transaction having a then-current market value of twice the Exercise Price; or

  after a person or group acquires 10% or more of the Company’s Common Shares, the Board may, at its option, exchange the Rights (except for Rights held by the acquiring person or group), in whole or in part, for Common Shares at an exchange ratio of one Common Share per Right (subject to adjustment).

The following is a more detailed summary of the terms of the Rights Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, a copy of which is attached as Exhibit 4.1 and incorporated herein by reference.

Distribution and Transfer of Rights; Rights Certificates

The Board has declared a dividend of one Right for each outstanding Common Share. Prior to the Distribution Date referred to below:

  the Rights will be evidenced by and trade with the certificates for the Common Shares (or, with respect to any uncertificated Common Shares registered in book entry form, by notation in book entry), together with a copy of this summary of Rights, and no separate rights certificates will be distributed;

  new Common Shares certificates issued after the Record Date will contain a legend incorporating the Rights Agreement by reference (for uncertificated Common Shares registered in book entry form, this legend will be contained in a notation in book entry); and

  the surrender for transfer of any certificates for Common Shares (or the surrender for transfer of any uncertificated Common Shares registered in book entry form) will also constitute the transfer of the Rights associated with such Common Shares.

Rights will accompany any new Common Shares that are issued after the Record Date.

Distribution Date

Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Shares and become exercisable following (i) the 10th business day (or such later date as may be determined by the Board) after the public announcement that an Acquiring Person has acquired beneficial ownership of 10% or more of the Common Shares or (ii) the 10th business day (or such later date as may be determined by the Board) after a person or group announces a tender or exchange offer that would result in ownership by a person or group of 10% or more of the Common Shares. For purposes of the Rights Agreement, beneficial ownership is defined to include the ownership of derivative securities.

“Acquiring Person” means a person or group of affiliated or associated persons who has acquired beneficial ownership of 10% or more of the Common Shares; provided however, no person who, at the time of the adoption of the Rights Agreement, beneficially owns 10% or more of the Common Shares shall be deemed to be an Acquiring Person (i.e. a stockholder’s existing ownership of the Common Shares will be grandfathered), unless and until such person acquires beneficial ownership of additional 2% or more of the Common Shares without the pre-approval of the Board.

The date on which the Rights separate from the Common Shares and become exercisable is referred to as the “Distribution Date.”

After the Distribution Date, the Company will mail Rights certificates to the Company’s stockholders as of the close of business on the Distribution Date and the Rights will become transferable apart from the Common Shares. Thereafter, such Rights certificates alone will represent the Rights.

Preferred Shares Purchasable Upon Exercise of Rights

After the Distribution Date, each Right will entitle the holder to purchase, for the Exercise Price, one one-thousandth of a Preferred Share having economic and other terms similar to that of one Common Share. This portion of a Preferred Share is intended to give the stockholder approximately the same dividend, voting and liquidation rights as would one Common Share, and should approximate the value of one Common Share.

More specifically, each one one-thousandth of a Preferred Share, if issued, will:

  not be redeemable;

  entitle holders to quarterly dividend payments of $0.001 per share, or an amount equal to the dividend paid on one Common Share, whichever is greater;

  entitle holders upon liquidation either to receive $1 per share or an amount equal to the payment made on one Common Share, whichever is greater;

  have the same voting power as one Common Share; and

  entitle holders to a per share payment equal to the payment made on one Common Share, if the Common Shares are exchanged via merger, consolidation or a similar transaction.

Flip-In Trigger

If an Acquiring Person obtains beneficial ownership of 10% or more of the Common Shares, then each Right will entitle the holder thereof to purchase, for the Exercise Price, a number of Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a then-current market value of twice the Exercise Price. However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by the Company, as further described below.

Following the occurrence of an event set forth in preceding paragraph, all Rights that are or, under certain circumstances specified in the Rights Agreement, were beneficially owned by an Acquiring Person or certain of its transferees will be null and void.

Flip-Over Trigger

If, after an Acquiring Person obtains 10% or more of the Common Shares, (i) the Company merges into another entity, (ii) an acquiring entity merges into the Company or (iii) the Company sells or transfers more than 50% of its assets, cash flow or earning power, then each Right (except for Rights that have previously been voided as set forth above) will entitle the holder thereof to purchase, for the Exercise Price, a number of shares of common stock of the person engaging in the transaction having a then-current market value of twice the Exercise Price.

Exchange Provision

At any time after the date on which an Acquiring Person beneficially owns 10% or more of the Common Shares, the Board may, at its option, exchange the Rights (except for Rights that have previously been voided as set forth above), in whole or in part, for Common Shares at an exchange ratio of one Common Share per Right (subject to adjustment). In certain circumstances, the Company may elect to exchange the Rights for cash or other securities of the Company having a value approximately equal to one Common Share.

Redemption of the Rights

The Rights will be redeemable at the Company’s option for $0.001 per Right (payable in cash, Common Shares or other consideration deemed appropriate by the Board) at any time on or prior to the 10th business day (or such later date as may be determined by the Board) after the public announcement that an Acquiring Person has acquired beneficial ownership of 10% or more of the Common Shares. Immediately upon the action of the Board ordering redemption, the Rights will terminate and the only right of the holders of the Rights will be to receive the $0.001 redemption price. The redemption price will be adjusted if the Company undertakes a stock dividend or a stock split.

Expiration of the Rights

The Rights expire on the earliest of (i) 5:00 p.m., New York City time, on the two year anniversary date of the date of the Rights Agreement (unless such date is extended) or (ii) the redemption or exchange of the Rights as described above.

Amendment of Terms of Rights Agreement and Rights

The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the holders of the Rights on or prior to the Distribution Date. Thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the holders of Rights in order to cure any ambiguities, to shorten or lengthen any time period pursuant to the Rights Agreement or to make changes that do not adversely affect the interests of holders of the Rights.

Voting Rights; Other Stockholder Rights

The Rights will not have any voting rights. Until a Right is exercised, the holder thereof, as such, will have no separate rights as stockholder of the Company.

Anti-Dilution Provisions

The Board may adjust the Exercise Price, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Preferred Shares or Common Shares.

With certain exceptions, no adjustments to the Exercise Price will be made until the cumulative adjustments amount to at least 1% of the Exercise Price. No fractional Preferred Shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the current market price of the Preferred Shares.

Taxes

The distribution of Rights should not be taxable for federal income tax purposes. However, following an event that renders the Rights exercisable or upon redemption of the Rights, stockholders may recognize taxable income.

Item 3.03.     Material Modification to Rights of Security Holders.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, on November 20, 2012, the Company filed a Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. The Certificate of Designation sets forth the rights, powers and preferences of the Preferred Shares.

The summary of the rights, powers and preferences of the Preferred Shares set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. A copy of the Certificate of Designation is attached as Exhibit 3.1 and incorporated herein by reference.

Item 8.01.     Other Events.

On November 19, 2012, the Company issued a press release announcing the adoption of the Rights Agreement and the declaration of the dividend of the Rights. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

3.1	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock.

4.1	Preferred Shares Rights Agreement, dated as of November 20, 2012 by and between China Biologic Products, Inc. and Securities Transfer Corporation, as rights agent.

99.1	Press Release of China Biologic Products, Inc., dated November 19, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BIOLOGIC PRODUCTS, INC.

/s/ David (Xiaoying) Gao
David (Xiaoying) Gao
Chief Executive Officer

Dated: November 21, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock.

4.1	Preferred Shares Rights Agreement, dated as of November 20, 2012 by and between China Biologic Products, Inc. and Securities Transfer Corporation, as rights agent.

99.1	Press Release of China Biologic Products, Inc., dated November 19, 2012.